Exhibit (e)(1)(e)

FOURTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourth amendment (the “Amendment”) to the ETF Distribution Agreement dated as of January 20, 2017 (the “Agreement”), by and between GraniteShares ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into as of September 24, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of GraniteShares XOUT U.S. Large Cap ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

GRANITESHARES ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ William Rhind	By:	/s/ Mark Fairbanks
Name:	William Rhind		Mark Fairbanks
Title:	President of the Trust		Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

As of September 24, 2019

FUNDS

GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF

GraniteShares S&P GSCI Commodity Broad Strategy No K-1 ETF

GraniteShares HIPS US High Income ETF

GraniteShares Future of Batteries ETF

GraniteShares Junior Tech Mega Trends ETF

GraniteShares XOUT U.S. Large Cap ETF

A-1